Exhibit 10.11
GUARANTY
     THIS GUARANTY (this “Guaranty”) is executed as of November 12, 2009, by TNP STRATEGIC RETAIL TRUST, INC (the “TNP”) and ANTHONY W. THOMPSON, an individual (“Thompson”, and TNP, individually and collectively, the “Guarantor”), for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Lender”), and is made with reference to the following facts:
R  E  C  I  T  A  L  S
     A. Pursuant to the Promissory Note dated as of November 12, 2009, executed by TNP SRT Moreno Marketplace, LLC, a Delaware limited liability company (the “Borrower”), and payable to the order of the Lender in the maximum principal amount of $9,250,000 (together with all renewals, modifications, increases, and extensions thereof, the “Note”), the Borrower has become indebted, and may from time to time be further indebted, to the Lender with respect to a loan (the “Loan”). The Note, together with such other instruments and documents executed in connection with the Loan, collectively, the “Loan Documents”. Capitalized terms that are used but not defined in this Guaranty have the meanings ascribed to them in the Note.
     B. The Lender is not willing to make the Loan or otherwise extend credit to the Borrower unless the Guarantor unconditionally guarantees payment and performance to the Lender of the Guaranteed Obligations (as defined in Section 1.1 hereof).
     C. The Guarantor will directly benefit from the Lender making the Loan to the Borrower.
     NOW, THEREFORE, as an inducement to the Lender to make the Loan to the Borrower and to extend such additional credit as the Lender may from time to time agree to extend under the Loan Documents and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Guarantor hereby agree as follows:
A  G  R  E  E  M  E  N  T
1.	NATURE AND SCOPE OF GUARANTY.
     1.1. Guaranty.
     (a) The Guarantor hereby, jointly and severally, irrevocably and unconditionally guarantees to the Lender the complete observance, fulfillment, payment, and performance of all of the Borrower’s obligations under the Loan Documents as and when they may be required or due and payable, whether by lapse of time, by acceleration of maturity, or otherwise (such obligations, the “Guaranteed Obligations”). The Guarantor hereby, jointly and severally, irrevocably and unconditionally covenants and agrees it is liable for the Guaranteed Obligations as a primary obligor.
     (b) Notwithstanding anything contained herein to the contrary, the liability of Thompson under this Guaranty shall be limited to an amount equal to (i) thirty six and twenty six one hundredths of one percent (36.26%) of (i) the principal balance of the Loan outstanding and payable at maturity or upon acceleration of the Loan due to an Event of Default, and (ii) all interest, expenses and other amounts owing by the Borrower under and in connection with the Loan Documents.
     1.2. Nature of Guaranty. This Guaranty is an irrevocable, absolute, and continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by the Guarantor and will continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by the Guarantor. The fact that at any time or from time to time, the Guaranteed Obligations may be increased or reduced will not release or discharge the obligation of the Guarantor to the Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by the Lender and any subsequent holder of the Note and will not be discharged by the assignment or negotiation of all or part of the Note.
     1.3. Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of the Guarantor to the Lender under this Guaranty will not be reduced, discharged, or released because of or by reason of any existing or future offset, claim, or defense of the Borrower or any other Person against the Lender or against payment of the Guaranteed Obligations or any portion of the Guaranteed Obligations, whether such offset, claim, or defense arises in connection with the Guaranteed Obligations or any portion of the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations or any portion of the Guaranteed Obligations) or otherwise.
     1.4. Payment by the Guarantor. If the Guaranteed Obligations or any portion of the Guaranteed Obligations is not punctually paid, performed, or satisfied when due, whether at demand, at maturity, on acceleration, or otherwise, the Guarantor will immediately upon demand by the Lender and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever pay in lawful money of the United States of America the amount due on the Guaranteed Obligations to the Lender at the Lender’s address as set forth in the Note. Such demand may be made at any time coincident with or after the time for payment of the Guaranteed Obligations or any portion of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of the Guaranteed Obligations. The Guarantor requests that such demand be made in accordance with the Notice provisions of Section 5.2.
     1.5. No Duty to Pursue Others. In order to enforce the obligations of the Guarantor under this Guaranty, it will not be necessary for the Lender (and the Guarantor hereby waives any rights that the Guarantor may have to require the Lender) first to (a) institute suit or exhaust its remedies against the Borrower or any other Person liable on the Loan, the Guaranteed Obligations, or any portion of the Guaranteed Obligations or against any other Person, (b) enforce the Lender’s rights against any collateral that has ever been given to secure the Loan, (c) enforce the Lender’s rights against any other guarantors of the Guaranteed Obligations or any portion of the Guaranteed Obligations, (d) join the Borrower or any other Person liable on the Guaranteed Obligations or any portion of the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to the Lender against any collateral that has ever been given to secure the Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations or any portion of the Guaranteed Obligations. The Lender will not be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.
     1.6. Waivers. The Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (a) any loans or advances made by the Lender to the Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note or of any of the other Loan Documents, (d) the execution and delivery by the Lender or the Borrower of any other loan or loan agreement or of the Borrower’s execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Loan, (e) the occurrence of any breach or Default by the Borrower or an Event of Default, (f) the Lender’s transfer or disposition of the Guaranteed Obligations or any portion of the Guaranteed Obligations, (g) the sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations or any portion of the Guaranteed Obligations, (h) protest, proof of nonpayment, or default by the Borrower, and (i) any other action at any time taken or omitted by the Lender and all demands and notices generally of every kind in connection with this Guaranty, the other Loan Documents, any other documents or agreements evidencing, securing, or relating to the Guaranteed Obligations or any portion of the Guaranteed Obligations, and the obligations guaranteed by this Guaranty.
     1.7. Payment of Expenses. If the Guarantor should breach or fail to timely perform any provision of this Guaranty, the Guarantor will immediately upon demand by the Lender pay the Lender all costs and expenses (including court costs and attorneys’ fees) incurred by the Lender in the enforcement of this Guaranty or the preservation of the Lender’s rights under this Guaranty. The covenant contained in this Section 1.7 will survive the payment and performance of the Guaranteed Obligations.
     1.8. Effect of Bankruptcy. If pursuant to any insolvency, bankruptcy, reorganization, arrangement, receivership, or other state or federal debtor-relief law (each, a “Debtor Relief Law”), any judgment, order, or decision under any Debtor Relief Law, or any agreement, stipulation, or settlement, the Lender must rescind or restore any payment, or any part thereof, received by the Lender in satisfaction of the Guaranteed Obligations as set forth in this Guaranty, then any prior release or discharge from the terms of this Guaranty given to the Guarantor by the Lender will be without effect and this Guaranty will remain in full force and effect. It is the intention of the Guarantor that the Guarantor’s obligations under this Guaranty not be discharged except by the Guarantor’s performance of such obligations, and then only to the extent of such performance.
     1.9. Waiver of Subrogation, Reimbursement, and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, the Guarantor hereby unconditionally and irrevocably waives, releases, and abrogates any and all rights it may now or hereafter have under any agreement, at law, or in equity (including, without limitation, any law subrogating the Guarantors to the rights of the Lender) to assert any claim against or seek from the Borrower or any other Person liable for payment of the Guaranteed Obligations or any portion of the Guaranteed Obligations contribution, indemnification, or any other form of reimbursement for any payment made by the Guarantor under or in connection with this Guaranty or otherwise, provided, however, the provisions of this Section 1.9 shall terminate immediately upon the complete observance, fulfillment, payment, and performance of all of the Borrower’s obligations under the Loan

Documents as and when they may be required or due and payable, whether by lapse of time, by acceleration of maturity, or otherwise.
     1.10. The Borrower. The term “Borrower” as used in this Guaranty includes any new or successor corporation, association, partnership (general or limited), joint venture, trust, or other individual or organization formed as a result of any merger, reorganization, sale, or transfer of any interest in the Borrower.
     1.11. Termination. The Guarantor’s guaranty of the Guaranteed Obligations will terminate upon satisfaction in full of all Guaranteed Obligations without any possibility of such Guaranteed Obligations being reinstated or resurrected.
2.	EVENTS AND CIRCUMSTANCES NOT REDUCING OR DISCHARGING THE GUARANTOR’S OBLIGATIONS.
     The Guarantor hereby consents and agrees to each of the following, agrees that its obligations under this Guaranty will not be released, diminished, impaired, reduced, or adversely affected by any of the following, and waives any common-law, equitable, statutory, or other rights (including, without limitation, rights to notice) that the Guarantor might otherwise have as a result of or in connection with any of the following:
          (a) Modifications. Any renewal, extension, increase, modification, alteration, or rearrangement of the Guaranteed Obligations or any portion of the Guaranteed Obligations, the Note, any of the other Loan Documents, or any other document, instrument, contract, or understanding between the Borrower and the Lender, or any other parties, pertaining to the Guaranteed Obligations or any portion of the Guaranteed Obligations or any failure of the Lender to notify the Guarantor of any such action;
          (b) Adjustment. Any adjustment, indulgence, forbearance, or compromise that might be granted or given by the Lender to the Borrower or the Guarantor;
          (c) Condition of the Borrower and the Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution, or lack of power of any Guarantor, or any other Person at any time liable for the payment of the Guaranteed Obligations or any portion of the Guaranteed Obligations (such Person referred to hereinafter as a “Related Guarantor”), any sale, lease, or transfer of any or all of the assets of any Guarantor, Related Guarantor, any changes in the shareholders, partners, or members of any Guarantor, Related Guarantor, or any reorganization of any Guarantor or Related Guarantor;
          (d) Invalidity of the Guaranteed Obligations. The invalidity, illegality, or unenforceability of the Guaranteed Obligations or any portion of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations or any portion of the Guaranteed Obligations, for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any portion of the Guaranteed Obligations exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any portion of the Guaranteed Obligations is ultra vires, (iii) any officer or other representative executing the Note or any of the other Loan Documents or otherwise creating the Guaranteed Obligations or any portion of the Guaranteed Obligations acted in excess of his or her authority, (iv) the Guaranteed

Obligations or any portion of the Guaranteed Obligations violates applicable usury laws, (v) the Borrower has valid defenses, claims, or offsets (whether at law, in equity, or by agreement) that render the Guaranteed Obligations wholly or partially uncollectible from the Borrower, (vi) the creation, performance, or repayment of the Guaranteed Obligations or any portion of the Guaranteed Obligations (or the execution, delivery, and performance of any document or instrument representing the Guaranteed Obligations or any portion of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or any portion of the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations or any portion of the Guaranteed Obligations) is illegal, uncollectible, or unenforceable, or (vii) the Note or any of the other Loan Documents has been forged or is otherwise irregular or not genuine or authentic, it being agreed that the Guarantor will remain liable on this Guaranty regardless of whether the Borrower or any other Person be found not liable on the Guaranteed Obligations or any portion of the Guaranteed Obligations for any reason;
          (e) Release of Obligors. Any full or partial release of the liability of the Borrower on the Guaranteed Obligations or any portion of the Guaranteed Obligations or of any coguarantor or any other Person now or hereafter liable, whether directly or indirectly and whether jointly, severally, or jointly and severally, to pay, perform, guarantee, or assure the payment of the Guaranteed Obligations or any portion of the Guaranteed Obligations, it being recognized, acknowledged, and agreed by the Guarantor that the Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person and that the Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding, or agreement that any other Person will be liable to pay or perform the Guaranteed Obligations or that the Lender will look to any other Person to pay or perform the Guaranteed Obligations;
          (f) Collateral. The taking or accepting of any security, collateral, guaranty, or other assurance of payment for the Guaranteed Obligations or any portion of the Guaranteed Obligations;
          (g) Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss, or impairment (including, without limitation, negligent, willful, unreasonable, or unjustifiable impairment) of any collateral, property, or security at any time existing in connection with or assuring or securing payment of the Guaranteed Obligations or any portion of the Guaranteed Obligations;
          (h) Care and Diligence. The failure of the Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale, or other handling or treatment of all or any part of any such collateral, property, or security, including, but not limited to, any neglect, delay, omission, failure, or refusal of the Lender (i) to take or prosecute any action for the collection of the Guaranteed Obligations or any portion of the Guaranteed Obligations, (ii) to foreclose on, initiate any action to foreclose on, or, once commenced, prosecute to completion any action to foreclose on any security for the Guaranteed Obligations or any portion of the Guaranteed Obligations, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing the Guaranteed Obligations or any portion of the Guaranteed Obligations;

          (i) Unenforceability. The fact that any collateral, security, security interest, or lien contemplated or intended to be given, created, or granted as security for the repayment of the Guaranteed Obligations or any portion of the Guaranteed Obligations has not been properly perfected or created or proves to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by the Guarantor that the Guarantor is not entering into this Guaranty in reliance on or in contemplation of the benefits of the validity, enforceability, collectability, or value of any of the collateral for the Guaranteed Obligations or any portion of the Guaranteed Obligations;
          (j) Offset. The existence now or in the future of any right of offset, claim, or defense of the Borrower against the Lender or any other Person or against payment of the Guaranteed Obligations or any portion of the Guaranteed Obligations, whether such right of offset, claim, or defense arises in connection with the Guaranteed Obligations or any portion of the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations or any portion of the Guaranteed Obligations) or otherwise;
          (k) Merger. The reorganization, merger, or consolidation of the Borrower into or with any other corporation or entity;
          (l) Preference. Any payment by the Borrower to the Lender being held to constitute a preference under bankruptcy laws or the Lender for any reason being required to refund such payment or pay such amount to the Borrower or someone else; and
          (m) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations or any portion of the Guaranteed Obligations, or the security and collateral for the Guaranteed Obligations or any portion of the Guaranteed Obligations, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms of this Guaranty, it being the unambiguous and unequivocal intention of the Guarantor that the Guarantor be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether or not contemplated and whether or not otherwise or particularly described in this Guaranty, which obligation will be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
3.	REPRESENTATIONS AND WARRANTIES.
     To induce the Lender to enter into the Loan Documents and extend credit to the Borrower, the Guarantor represent and warrant to the Lender as follows:
     3.1. Benefit. The Guarantor will directly benefit from the Lender making the Loan to the Borrower.
     3.2. Familiarity and Reliance. Guarantor is familiar with and has independently reviewed books and records regarding the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment and performance of the Guaranteed Obligations or any portion of the Guaranteed Obligations; however,

Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
     3.3. No Representation by the Lender. Neither the Lender nor any other Person has made any representation, warranty, or statement to the Guarantor in order to induce the Guarantor to execute this Guaranty.
               (a) The Guarantor’s Financial Condition.
                    (i) As of the date of this Guaranty and after giving effect to this Guaranty and the contingent obligation evidenced by this Guaranty, (a) TNP is and will be solvent, has and will have assets that fairly valued exceed its obligations, liabilities (including contingent liabilities), and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, (b) on or before the date that is thirty (30) days following the six (6) month milestone of the Closing Date, TNP shall have (i) Unencumbered Liquidity (as defined in the Note) of at least Two Hundred Fifty Thousand and 00/100ths Dollars ($250,000) and (ii) a Tangible Net Worth of at least Ten Million and 00/100ths Dollars ($10,000,000), (c) on or before the date that is thirty (30) days following the twelve (12) month milestone of the Closing Date, TNP shall have (i) Unencumbered Liquidity of at least Five Hundred Thousand and 00/100ths Dollars ($500,000) and (ii) a Tangible Net Worth of at least Ten Million and 00/100ths Dollars ($10,000,000) and (d) on or before the date that is thirty (30) days following the eighteen (18) month milestone of the Closing Date, TNP shall have, and shall maintain at all times thereafter until all of the Debt has been paid and performed in full, tested semi-annually, in the aggregate (i) Unencumbered Liquidity of at least One Million and 00/100ths Dollars ($1,000,000) and (ii) a Tangible Net Worth of at least Twenty Million and 00/100ths Dollars ($20,000,000).
                    (ii) As of the date of this Guaranty and after giving effect to this Guaranty and the contingent obligation evidenced by this Guaranty, (a) Thompson is and will be solvent, has and will have assets that fairly valued exceed his obligations, liabilities (including contingent liabilities), and debts, and has and will have property and assets sufficient to satisfy and repay his obligations and liabilities (b) at all times until all of the Debt has been paid and performed in full, Thompson shall maintain (i) Unencumbered Liquidity of at least Two Million and 00/100ths Dollars ($2,000,000) in the aggregate, tested semi-annually; and (ii) a Tangible Net Worth of at least Twenty Million and 00/100ths Dollars ($20,000,000) in the aggregate, tested semi-annually.
                    (iii) Guarantor shall deliver or cause to be delivered to Lender, within the time limits specified herein, all of the Guarantor financial statements and other documentation to be delivered in accordance with the terms hereof and any financial statements of the Guarantor provided to the Lender to date are true and correct in all material respects and fairly and accurately represent the financial condition of the Guarantor.
               (b) Guarantor shall deliver to Lender each of the following:
                    (i) Financial Statements. As soon as practicable and in any event within (A) thirty (30) days after each of the six (6) month, twelve (12) month and eighteen (18) month milestones of the Closing Date, reviewed financial statements of Guarantor for such period rea-

sonably acceptable to Lender and (B) thereafter semi-annually within sixty (60) days of each applicable period, reviewed financial statements of Guarantor for such period reasonably acceptable to Lender.
                    (ii) Tax Returns. As soon as practicable and in any event within sixty (60) days following the earlier of the filing of such return or such return’s last due date, signed federal and state tax returns for Guarantor, together with all schedules.
                    (iii) Compliance Certificate. Within (A) thirty (30) days after each of the six (6) month, twelve (12) month and eighteen (18) month milestones of the Closing Date, and (B) thereafter semi-annually within sixty (60) days of each applicable period, a certificate in form and substance specified by Lender (a “Quarterly Compliance Statement”) executed by the chief executive, operating or financial officer of Guarantor (in his or her capacity as such) which certificate shall (i) set forth the Unencumbered Liquidity and the Tangible Net Worth of the Guarantor and (ii) certify that to the knowledge of the Guarantor, no default or Event of Default shall exist as of the date of such statement, and, if so, stating the facts with respect thereto.
     3.4. Legality. The execution, delivery, and performance by the Guarantor of this Guaranty and the consummation of the transactions contemplated under this Guaranty do not and will not contravene or conflict with any law, statute, or regulation whatsoever to which Guarantor is subject and do not constitute a default (or an event that with notice or lapse of time or both would constitute a default) under or result in the breach of any indenture, assignment, deed of trust, charge, lien, or contract, agreement, or other instrument to which Guarantor is a party or that may be applicable to Guarantor. This Guaranty is a legal and binding obligation of the Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, and other laws of general application relating to the enforcement of creditors’ rights and by general principles of equity.
     3.5. Survival. All representations and warranties made by the Guarantor in this Guaranty will survive the execution of this Guaranty.
4.	SUBORDINATION OF CERTAIN INDEBTEDNESS.
     4.1. Subordination of All Guarantor Claims. As used in this Guaranty, the term “Guarantor Claims” means all debts and liabilities of the Borrower to the Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, whether the obligations of the Borrower on such debts and liabilities be direct, contingent, primary, secondary, several, joint and several, or otherwise, irrespective of whether such debts or liabilities be evidenced by note, by contract, by open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may at their inception have been created or may hereafter be created and the manner in which they have been acquired or may hereafter be acquired by the Guarantor. Guarantor Claims include, without limitation, all rights and claims of the Guarantor against the Borrower (arising as a result of subrogation or otherwise) as a result of any Guarantor’s payment of all or a portion of the Guaranteed Obligations. Upon the occurrence of an Event of Default or the occurrence of an event that would with the giving of notice or the passage of time or both constitute an Event of Default, the Guarantor will not receive or collect, directly or indirectly, from the Borrower or any other Person any amount on Guarantor Claims.

     4.2. Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Guarantor as debtor, the Lender will have the right to prove its claim in any such proceeding so as to establish its rights under this Guaranty and receive directly from the receiver, trustee, or other court custodian dividends and payments that would otherwise be payable on Guarantor Claims. The Guarantor hereby assigns such dividends and payments to the Lender. Should the Lender receive for application on the Guaranteed Obligations any such dividend or payment that is otherwise payable to any Guarantor and that as between the Borrower and such Guarantor constitutes a credit on Guarantor Claims, then upon payment to the Lender in full of the Guaranteed Obligations, the Guarantor will become subrogated to the rights of the Lender to the extent that such payments to the Lender on Guarantor Claims have contributed towards the liquidation of the Guaranteed Obligations and such subrogation will be with respect to that proportion of the Guaranteed Obligations that would have been unpaid if the Lender had not received dividends or payments on Guarantor Claims.
     4.3. Payments Held in Trust. If notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim, or distribution that is prohibited by this Guaranty, then (a) Guarantor agrees to hold in trust for the Lender an amount equal to the amount of all funds, payments, claims, or distributions so received, (b) Guarantor agrees that it will have absolutely no dominion over the amount of such funds, payments, claims, or distributions so received except to pay them promptly to the Lender, and (c) Guarantor covenants to pay them promptly to the Lender.
     4.4. Liens Subordinate. The Guarantor agrees that any liens, security interests, judgment liens, charges, or other encumbrances on the Borrower’s assets securing payment of Guarantor Claims will be and remain inferior and subordinate to any liens, security interests, judgment liens, charges, or other encumbrances on the Borrower’s assets securing payment of the Guaranteed Obligations or any portion of the Guaranteed Obligations regardless of whether such encumbrances in favor of the Guarantor or the Lender presently exist or are hereafter created or attach. Without the prior written consent of the Lender, the Guarantor will not (a) exercise or enforce any creditor’s rights it may have against the Borrower or (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief, or insolvency proceeding) to enforce any lien, mortgage, deed of trust, security interest, collateral right, judgment, or other encumbrance on any asset of the Borrower held by the Guarantor.
5.	MISCELLANEOUS.
     5.1. Waiver. No failure to exercise and no delay in exercising any right under this Guaranty on the part of the Lender will operate as a waiver of such right, nor will any single or partial exercise of right preclude any other or further exercise of such right or the exercise of any other right. The rights of the Lender under this Guaranty will be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty nor any consent to departure from any provision of this Guaranty will be effective unless in writing, and no such consent or waiver will extend beyond the particular case and purpose involved. No notice or de-

mand given in any case will constitute a waiver of the right to take other action in the same instance or in similar or other instances without such notice or demand.
     5.2. Notices. All notices, consents, approvals, and requests required or permitted to be given to the Guarantor under this Guaranty (each a “Notice”) may be given as follows:
               (a) Manner of Sending Notices. Notices will be effective for all purposes if given in writing and hand delivered or sent (a) by certified or registered United States mail, postage prepaid, or (b) by (i) prepaid expedited delivery service, utilizing either a commercial courier, the United States Postal Service, with proof of attempted delivery, and (ii) telecopier (with answer-back acknowledged) or e-mail (with electronic or other evidence of receipt).
               (b) Receipt of Notices. Notices will be deemed to have been given, (a) in the case of hand delivery, at the time of delivery, (b) in the case of registered or certified mail, when delivered or on the first attempted delivery on a Business Day, (c) in the case of prepaid expedited delivery and telecopy or e-mail, when delivered or on the first attempted delivery by prepaid expedited delivery on a Business Day, and (d) in all other cases, when actually received.
               (c) Notice Information. Notices to the Guarantor may be given addressed as follows:
TNP STRATEGIC RETAIL TRUST, INC.
c/o Thompson National Properties, LLC,
1900 Main Street, Suite 700,
Irvine, California 92614
Attention: Steve Corea
Telephone: (949) 833-8252
Telecopier: (949) 252-0212
E-Mail: scorea@tnpre.com
     5.3. Governing Law. This Guaranty will be governed by and construed in accordance with (a) the laws of the State of California applicable to contracts made and performed in such state and without application of conflict-of-law principles and (b) the applicable laws of the United States of America.
     5.4. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision will be fully severable, this Guaranty will be construed and enforced as if it had never contained such illegal, invalid, or unenforceable provision, and the remaining provisions of this Guaranty will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Guaranty unless the continued effectiveness of this Guaranty as modified would be contrary to the basic understandings and intentions of the parties as expressed in this Guaranty.

     5.5. Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against which such amendment is sought to be enforced.
     5.6. The Guarantor Bound; Assignment; Joint and Several. This Guaranty will be binding on and inure to the benefit of the Guarantor and its respective successors, assigns, and legal representatives, provided, however, that the Guarantor may not without the prior written consent of the Lender assign any of its rights, powers, duties, or obligations under this Guaranty. If Guarantor consists of more than one Person, the obligations and liabilities of each such Person will be joint and several. The obligations of the Guarantor under this Guaranty will be joint and several with the obligations of all other guarantors of the Guaranteed Obligations or any portion of the Guaranteed Obligations under any other instruments of guaranty.
     5.7. Headings. Section headings are for convenience of reference only and will in no way affect the interpretation of this Guaranty.
     5.8. Recitals. The recital and introductory paragraphs of this Guaranty are a part of this Guaranty, form a basis for this Guaranty, and will be considered prima facie evidence of the facts and documents referred to therein.
     5.9. Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by the Borrower to the Lender, by endorsement or otherwise, other than under this Guaranty, such liability will not be in any manner impaired or affected by this Guaranty and the rights of the Lender under this Guaranty will be cumulative of any and all other rights that the Lender may ever have against Guarantor. The exercise by the Lender of any right or remedy under this Guaranty or any other instrument or at law or in equity will not preclude the concurrent or subsequent exercise of any other right or remedy.
     5.10. Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF THE GUARANTOR WITH RESPECT TO THE GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER OF THIS GUARANTY. THIS GUARANTY IS INTENDED BY THE GUARANTOR AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY. NO COURSE OF DEALING BETWEEN THE GUARANTOR AND THE LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE WILL BE USED TO CONTRADICT, VARY, SUPPLEMENT, OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN THE GUARANTOR AND THE LENDER.
     5.11. Forum. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CALIFORNIA STATE COURT SITTING IN THE COUNTY OF LOS ANGELES OR ANY FEDERAL COURT SITTING IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE LOAN DOCUMENTS. THE GUARAN-

TOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY CALIFORNIA STATE COURT SITTING IN THE COUNTY OF LOS ANGELES OR ANY FEDERAL COURT SITTING IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. NOTHING IN THIS SECTION 5.11 WILL AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR OR ANY OF THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.
     5.12. Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR MAY HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM, OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE GUARANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION 5.12 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE GUARANTOR.
     5.13. Reinstatement in Certain Circumstances. If at any time, any payment of the principal of or interest under the Note or any other amount payable by the Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Guarantor’s obligations under this Guaranty with respect to such payment will be reinstated as though such payment had been due, but not made, at such time.
     5.14. Antideficiency and One-Form-of-Action Rules.
     (a) Guarantor understands that certain statutes, commonly referred to as “antideficiency” and “one-form-of-action” rules, may prevent or inhibit a lender, after completing a nonjudicial foreclosure or accepting a deed in lieu of foreclosure, from obtaining a deficiency judgment against a borrower or from collecting the amount of the deficiency from a guarantor unless such borrower or guarantor has knowingly waived the application of such statutes and the benefits that it would otherwise receive from such statutes. This curtailment of a lender’s rights to recover a deficiency from a guarantor is based in part on the fact that a lender’s election of a nonjudicial foreclosure or a deed in lieu of foreclosure from among other possible default remedies impairs or eliminates a guarantor’s rights of subrogation and reimbursement against the borrower, the collateral, and any other surety for the borrower’s obligations. Guarantor understands that unless it waives the protection that such rules would ordinarily confer, these antideficiency and one-form-of-action rules might provide a defense to enforcement of this Guaranty if the Lender elects to proceed with a nonjudicial foreclosure or to accept a deed in lieu of foreclosure. Nevertheless, as an inducement for the Lender to make the Loan, Guarantor hereby knowingly waives in advance any and all of its rights to rely on the antideficiency and one-form-of-action rules in connection with the impairment of its subrogation rights as a defense to this Guaranty. Guarantor hereby acknowledges and agrees that the Lender may in its sole discretion exercise any right or remedy whatsoever that it may have against the Borrower or any security held by the Lender, including, without limitation, the right to foreclose on any collateral for the Loan by judicial or nonjudicial sale or to take a deed in lieu of foreclosure, without affecting or impairing in any way the liability of such Guarantor under this Guaranty (except to the extent that the Guaranteed Obligations have been fully paid and performed) even if such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any security for the Loan. Guarantor further waives any statutes that provide “fair value” protection by limiting a deficiency judgment to the difference between the property’s fair market value (or foreclosure sale price, if greater) and the amount of the obligation being foreclosed.
     (b) Guarantor also agrees and affirms that:
(i)	Pursuant to California Civil Code § 2856(c), and without limiting the other waivers contained in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have because the Borrower’s debt is secured by real property, which means, among other things, that (i) the Lender may collect from Guarantor without first foreclosing on any real- or personal-property collateral pledged by the Borrower and (ii) if the Lender forecloses on any real-property collateral pledged by the Borrower, (A) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Lender may collect from Guarantor even if the Lender by foreclosing on the real-property collateral has destroyed any right that Guarantor may have to collect from the Borrower;

(ii)	This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because the Borrower’s debt is secured by real property, which rights and defenses include, but are not limited to, any rights or defenses based on § 580a, 580b, 580d, or 726 of the California Code of Civil Procedure;

(iii)	Guarantor also waives all rights and defenses arising out of an election of remedies by the Lender even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations or any portion of the Guaranteed Obligations, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal by the operation of § 580d of the California Code of Civil Procedure or otherwise; and

(iv)	Guarantor intends to waive all benefits that might otherwise be available to the Guarantor or the Borrower under California Code of Civil Procedure §§ 580a, 580b, 580d, and 726 and California Civil Code §§ 2809, 2810, 2819, 2822, 2839, 2845, 2849, 2850, 2899, and 3433, among other provisions of like effect.
     5.15. Environmental Provisions. Nothing in this Guaranty will be deemed to limit the right of the Lender to recover in accordance with § 736 of the California Code of Civil Procedure

(as amended from time to time) any costs, expenses, liabilities, or damages, including reasonable attorneys’ fees and costs, incurred by the Lender and arising from any covenant, obligation, liability, representation, or warranty contained in any indemnity agreement given to the Lender (including, without limitation, the Environmental Indemnity executed by the Borrower and Guarantor in connection with the Loan) or in accordance with any order, consent decree, or settlement relating to the cleanup of Hazardous Substances or any other “environmental provision” (as defined in § 736 of the California Code of Civil Procedure) relating to any Asset or any portion thereof or the right of the Lender to waive in accordance with § 726.5 of the California Code of Civil Procedure (as amended from time to time) the security of the Security Instrument as to any parcel of any Asset that is “environmentally impaired” or that is an “affected parcel” (as such terms are defined in § 726.5 of the California Code of Civil Procedure) and as to any personal property attached to such parcel and thereafter to exercise against the Borrower, to the extent permitted by § 726.5 of the California Code of Civil Procedure, the rights and remedies of any unsecured creditor, including reduction of the Lender’s claim against the Borrower to judgment, and any other rights and remedies permitted by law.
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     EXECUTED as of the day and year first above written.

TNP STRATEGIC RETAIL TRUST, INC, a Maryland corporation
By:	/s/ Wendy Worcester
	Name:	Wendy Worcester
Its: Chief Financial Officer, Treasurer and Secretary

[Signatures Continued on the Following Page]
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/s/ Anthony W. Thompson
ANTHONY W. THOMPSON, an individual

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